EXHIBIT 4.1

CSX CORPORATION

AND

JPMORGAN CHASE BANK

SIXTH SUPPLEMENTAL
INDENTURE

Dated as of September 23, 2004

Zero Coupon Convertible Debentures due 2021

     SIXTH SUPPLEMENTAL INDENTURE, dated as of September 23, 2004, between CSX Corporation, a Virginia corporation (the “Company”), and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, a New York banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of August 1, 1990 and supplemented by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998, the Fourth Supplemental Indenture dated as of October 30, 2001 (the “Fourth Supplemental Indenture”), and the Fifth Supplemental Indenture dated as of October 27, 2003 (the “Fifth Supplemental Indenture”) (the indenture, as so supplemented and as further supplemented herein, is herein called the “Indenture” and references herein to the Fourth Supplemental Indenture shall mean the Fourth Supplemental Indenture as supplemented by the Fifth Supplemental Indenture), pursuant to which one or more series of unsecured debentures, securities or other evidence of indebtedness of the Company (herein called the “Securities”) may be issued from time to time;

     WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purpose, among other things, of (i) surrendering any right or power in the Indenture conferred upon the Company or (ii) making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

     WHEREAS, the Company desires to surrender its right under the Fourth Supplemental Indenture and the 2001 Convertible Securities to pay, at its election, the Purchase Price, in whole or in part, in shares of its Common Stock for 2001 Convertible Securities tendered to the Company at the option of the Holders on any of the next three remaining Purchase Dates pursuant to Section 4.7 of the Fourth Supplemental Indenture such that the Company shall be permitted to pay the Purchase Price for such 2001 Convertible Securities on any Purchase Date only in cash; and

     WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the 2001 Convertible Securities by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE
RELATION TO INDENTURE, DEFINITIONS

     Section 1.1 Relation to Indenture. This Sixth Supplemental Indenture constitutes an integral part of the Indenture.

     Section 1.2 Definitions. For all purposes of this Sixth Supplemental Indenture:

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

          (b) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Sixth Supplemental Indenture.

ARTICLE TWO
AMENDMENTS

     Section 2.1 Amendment to Section 3.1 of the Fourth Supplemental Indenture. Section 3.1 of the Fourth Supplemental Indenture shall be amended by adding the following defined terms thereto:

“cash” means U.S. legal tender.

The “Closing Sale Price” of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or other automated quotation system on which the Common Stock is then quoted. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

The “Market Price” of Common Stock as of any date means the average of the Closing Sale Prices of the shares of Common Stock for the five trading day period ending on the third Business Day prior to such date (if the third Business Day prior to such date is a trading day, or if not, then on the last trading day immediately prior to that third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on such date, of any event described in Sections 7.6, 7.7 or 7.8 that would result in an adjustment of the Conversion Rate; subject, however, to the conditions set forth in Sections 7.9 and 7.10.

“Securities Act” means the Securities Act of 1933, as amended.

“trading day” means each day on which the securities exchange or quotation system that is used to determine the Closing Sale Price is open for trading or quotation.”

     Section 2.2 Amendment to Section 3.2 of the Fourth Supplemental Indenture. The table of cross-references in Section 3.2 of the Fourth Supplemental Indenture shall be amended by deleting the following terms and their respective cross-references: “cash,” “Closing Sale Price,” “Company Notice,” “Company Notice Date,” “Exchange Act,” “Market Price,” “Securities Act” and “trading day.”

     Section 2.3 Amendment to Section 4.7(a) of the Fourth Supplemental Indenture.

          (a) Section 4.7(a)(i)(B) of the Fourth Supplemental Indenture shall be amended by adding the word “and” after the comma at the end thereof.

          (b) Section 4.7(a)(i)(C) of the Fourth Supplemental Indenture shall be amended by deleting the comma after the word “Indenture” and before the word “and” and inserting a semi-colon in lieu thereof.

          (c) Section 4.7(a)(i)(D) of the Fourth Supplemental Indenture shall be deleted in its entirety.

          (d) The first paragraph immediately following Section 4.7(a)(ii) of the Fourth Supplemental Indenture, which begins with the words “If a Holder,” shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     “The Purchase Price of the 2001 Convertible Securities in respect of which a Purchase Notice pursuant to Section 4.7(a) has been given shall be paid in cash equal to the aggregate Purchase Price of such 2001 Convertible Securities.”

     Section 2.4 Amendment to Section 4.7(b) of the Fourth Supplemental Indenture. Section 4.7(b) of the Fourth Supplemental Indenture shall be deleted in its entirety and the words “[INTENTIONALLY OMITTED]” shall be inserted in lieu thereof.

     Section 2.5 Amendment to Section 4.7(c) of the Fourth Supplemental Indenture. Section 4.7(c) of the Fourth Supplemental Indenture shall be deleted in its entirety and the words “[INTENTIONALLY OMITTED]” shall be inserted in lieu thereof.

     Section 2.6 Amendment to Section 4.7(d) of the Fourth Supplemental Indenture. Section 4.7(d) of the Fourth Supplemental Indenture shall be deleted in its entirety and the words “[INTENTIONALLY OMITTED]” shall be inserted in lieu thereof.

     Section 2.7 Amendment to Section 4.7(e) of the Fourth Supplemental Indenture. Section 4.7(e) of the Fourth Supplemental Indenture shall be deleted in its entirety and the words “[INTENTIONALLY OMITTED]” shall be inserted in lieu thereof.

     Section 2.8 Amendment to Section 4.7(f) of the Fourth Supplemental Indenture. Section 4.7(f) of the Fourth Supplemental Indenture shall be deleted in its entirety and the words “[INTENTIONALLY OMITTED]” shall be inserted in lieu thereof.

     Section 2.9 Amendment to Section 4.7(g) of the Fourth Supplemental Indenture. Section 4.7(g) of the Fourth Supplemental Indenture shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“The Company shall deposit cash, at the time and in the manner as provided in Section 4.10, sufficient to pay the aggregate Purchase Price of all 2001 Convertible Securities to be purchased pursuant to this Section 4.7.”

     Section 2.10 Amendment to Section 4.7(h) of the Fourth Supplemental Indenture. Section 4.7(h) of the Fourth Supplemental Indenture shall be deleted in its entirety and the words “[INTENTIONALLY OMITTED]” shall be inserted in lieu thereof.

     Section 2.11 Amendment to Section 4.9 of the Fourth Supplemental Indenture.

          (a) The first paragraph of Section 4.9 of the Fourth Supplemental Indenture shall be amended by deleting the words “and/or shares of Common Stock” from the second sentence thereof.

          (b) Section 4.9 of the Fourth Supplemental Indenture shall be amended by deleting the third paragraph thereof, which begins with the words “A written notice of withdrawal.”

     Section 2.12 Amendment to Section 4.10 of the Fourth Supplemental Indenture. Section 4.10 of the Fourth Supplemental Indenture shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     “Section 4.10 Deposit of Purchase Price or Change of Control Purchase Price. Prior to 11:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the 2001 Convertible Securities or portions thereof that are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be. Unless the Company defaults in paying the Purchase Price or the Change of Control Purchase Price, as the case may be, cash interest, if any, on the 2001 Convertible Securities subject to a Purchase Notice or a Change of Control Purchase Notice, as the case may be, shall cease to accrue and the 2001 Convertible Securities shall cease to accrete in value on the Purchase Date or the Change of Control Purchase Date, as the case may be.”

     Section 2.13 Amendment to Section 4.13 of the Fourth Supplemental Indenture. Section 4.13 of the Fourth Supplemental Indenture shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     “Section 4.13 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon (subject to the provisions of Section 606 of the Indenture), held by them for the payment of the aggregate Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.10 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the 2001 Convertible Securities or portions thereof that the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, as promptly as practicable after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 606 of the Indenture).”

     Section 2.14 Amendments to Exhibit A-1 and Exhibit A-2 of the Fourth Supplemental Indenture.

          (a) The first paragraph of Section 2 (Method of Payment) of each of Exhibit A-1 and Exhibit A-2 to the Fourth Supplemental Indenture shall be amended by deleting the phrase “, shares of Common Stock or a combination thereof, as the case may be,” from the first sentence thereof.

          (b) The third paragraph of Section 6 (Purchase By the Company at the Option of the Holder) of each of Exhibit A-1 and Exhibit A-2 to the Fourth Supplemental Indenture shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     “The Purchase Price of the 2001 Convertible Securities in respect of which a Purchase Notice pursuant to the terms of the Fourth Supplemental Indenture has been given shall be paid in cash.”

          (c) The fifth paragraph of Section 6 (Purchase By the Company at the Option of the Holder) of each of Exhibit A-1 and Exhibit A-2 to the Fourth Supplemental Indenture shall be amended by deleting from the first sentence thereof:

     (i) the words “or securities” and the phrase (both times it appears) “or the Stock Transfer Agent, as the case may be,” and

     (ii) the word “are” and inserting the word “is” in lieu thereof.

          (d) The sixth paragraph of Section 6 (Purchase By the Company at the Option of the Holder) of each of Exhibit A-1 and Exhibit A-2 to the Fourth Supplemental Indenture shall be amended by inserting in the last sentence thereof:

     (i) the words “Change of Control” between the words “the” and “Company Notice,” and

     (ii) a comma between the words “Company Notice” and “the Securities.”

ARTICLE THREE
MISCELLANEOUS PROVISIONS

     Section 3.1 Incorporation of Indenture. All provisions of this Sixth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Sixth Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders of 2001 Convertible Securities. The terms “Fourth Supplemental Indenture,” “herein,” “hereof,” “hereunder” and other words of similar import as used in the Fourth Supplemental Indenture, shall mean the Fourth Supplemental Indenture as amended and supplemented by the Fifth Supplemental Indenture and this Sixth Supplemental Indenture.

     Section 3.2 Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 3.3 Modification of 2001 Convertible Securities. In order to give effect to this Sixth Supplemental Indenture, the modification, annotation and/or exchange of the 2001 Convertible Securities shall be evidenced by a substitution of the relevant page(s) thereto or by delivery of one or more new Global Securities, as appropriate.

     Section 3.4 Separability Clause. In case any provision of this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.5 Successors and Assigns. All covenants and agreements in this Sixth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

     Section 3.6 Benefits of Sixth Supplemental Indenture. Nothing in this Sixth Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of 2001 Convertible Securities issued on or after October 30, 2001, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Sixth Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Sixth Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Sixth Supplemental Indenture.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Sixth Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

CSX CORPORATION
By:	s/ David A. Boor
	Name:	David A. Boor
	Title:	Vice President – Tax and Treasurer

JPMORGAN CHASE BANK, as Trustee
By:	s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

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